                                                                   Exhibit 10.18
Form 46/State

Taxes and duties are governed by articles 15 and 19 of the D.P.R. (decree) dated September 29th, 1973, no. 601 and subsequent modifications.

                         DECLARATION OF FINAL OBLIGATION

Given that

- with Decree N. 10104 dated February 8th, 1995, the Ministry of Industry, Commerce and Craftsmanship, now Ministry of Productive Industry, conceded a financing for the value of L. 2,468,943,000, to the company VILLA & C. S.r.l., Fiscal Code 00857710156, according to the first comma of art. 15 of Law n. 46 dated February 17, 1982;

- that the above-named Ministry has disbursed the following:

                  Date                               Amount
         October 3rd, 1995                  Lit. 1,761,356,000

- for each amount, the company has supplied unique declarations of obligation;

- the company has committed itself (with the terms of the tenth paragraph of Art. 3 of the loan contract) to stipulate an appropriate declaration of responsibility for the total value of the financing conceded, with the adoption of the amortization table for the contract given in the fifth paragraph of art. 3 of said contract;

- the inspection Commission, given by D.M. 27.3.84, found some costs which were not approved; consequently, the examining offices, when ordering the disbursement of the balance of the loan, will effect a reduction for these amounts;

- The Ministry has recognized that Villa & C S.r.l. transfers its activity to VILLA SISTEMI MEDICALI S.p.A. (Tax Code 10022080153) which succeeds to title of the decree in question;

- the MINISTRY, following the stipulation of this declaration, will give course to the disbursement of the balance of L. 439,824,000 equal to(euro)227,150.00;

- The D.M. (Ministerial Decree) July 13th, 2000, published in the Gazzetta Ufficiale n. 191 dated August 17th, 2000, redefined interest rates as of 1/1/2000.

                               Given all the above

it is agreed between the MINISTRY OF PRODUCTIVE INDUSTRY, (hereafter "MINISTRY"), represented by Dr. PIETRO SILVESTRINI and the company VILLA SISTEMI MEDICALI S.p.A. tax code: 10022080153, (hereafter called "Company"), represented for this declaration by CARMELO GIUSEPPE AMMENDOLA

                                     Art. 1

The conditions outlined above form an integral part of this contract.

                                     Art. 2

The Company recognizes its debt towards the MINISTRY for the amount of L. 2,201,180,000 and commits itself to pay such debt along with interest at the rate indicated in art. 3, which follows, on the conditions foreseen by art. 2, 1st paragraph of the cited decree, under the following conditions:

- principal plus interest within February 8th, 2010 in 10 annual installments beginning on February 8th, 2001;

- the total of the single installments of principal and interest are detailed in the amortization table given in art. 3 which follows.

                                     Art. 3

The repayment plan in Attachment B of the contract is thus modified as follows:

Contract: n. 10104 dated February 8th, 1995
Loan: Lit. 2,201,180,000 equal to(euro)1,136,814.59;
Interest rate: 6.575%/3.425%

-        the Company has paid the following installments:

N.                Interest         Principal                Installment
--                --------         ---------                -----------
01                115.809,157     182,314,956               298,124,113
02                 -1,490,556     221,212,864               219,722,308

- the remaining installments are calculated given a residual principal of L. 1.797,652,180 or(euro)928,409.87:

- total interest relative to the third installment due February 8th, 2003 will be determined taking into consideration the date of disbursement of the balance of the loan and the installments already repaid, given that the principal portion of the installment will remain unchanged, and will be equal to L. 199,128,858.

                                                                                       Outstanding
N.                Interest         Principal                 Installment                Principal
--                --------         ---------                 -----------               -----------
4                 54,749,424       205,949,021               260,698,445               1,392,574,301

5                 47,695,670       213,002,775               260,698,445               1,179,571,526

6                 40,400,324       220,298,121               260,698,445                 959,273,405

7                 32,855,114       227,843,331               260,698,445                 731,430,074

8                 25,051,479       235,646,966               260,698,445                 495,783,108

9                 16,980,571       243,717,874               260,698,445                 252,065,234

10                 8,633,211       252,065,234               260,698,445                           0

                                     Art. 4

The parties recognize that the partial declarations of obligation provided by the Company with each disbursement made by the MINISTRY, for a total amount of
L. 1.761,356,000, are to be considered completely annulled and substituted by this document.

                                     Art. 5

Following the introduction of the Euro, the detail provided in art. 4 is equivalent to (1 Euro = 1936,27 Lire):

Contract: n. 10104 dated February 8th, 1995
Outstanding Loan:(euro)928,409.87;
Interest rate: 3.4250%

                                                                                       Outstanding
N.                 Interest         Principal                Installment                Principal
--                 --------         ---------                -----------               ------------
4                  28,275.72        106,363.79                134,639.51                  719,204.61

5                  24,632.76        110,006.75                134,639.51                  609,197.86

6                  20.865.03        113,774.48                134,639.51                  495,423.38

7                  16,968.25        117,671.26                134,639.51                  377,752.12

8                  12,938.01        121,701.50                134,639.51                  256,050.62

9                   8,769.73        125,869.78                134,639.51                  130,180.84

10                  4,458.67       2130,180.84                134,639.51                           0

This declaration of obligation enjoys the tributary treatment provided for by art. 15 and 19 D.P.R. 29/09/1973, n. 601 and subsequent modifications.


Roma, May 6th, 2002

/s/ Dr. Pietro Silvestrini                     /s/ CARMELO GIUSEPPE AMMENDOLA
The Manager of Office C1                       Legal Representative
(Dr. Pietro Silvestrini)                       (Carmelo Giuseppe Ammendola)